Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Energy MLP Total Return Fund

811-22482

An annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement


   For
         16,667,743
   Against
              453,195
   Abstain
              519,391
   Broker Non-Votes
           3,778,533
      Total
         21,418,862


To approve a new sub-advisory
agreement


   For
         16,572,052
   Against
              508,195
   Abstain
              560,082
   Broker Non-Votes
           3,778,533
      Total
         21,418,862




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-242583, on June 19, 2014.